Exhibit 99.4

INTERIM FINANCIAL STATEMENTS
Income Statement for the nine months ended September 30, 2008 (unaudited) compared
with the Income Statement for the nine months ended September 30, 2007	5-6 of 25
Balance Sheet as of September 30, 2008 and September 30, 2007 (unaudited)	7 of 25
Statements of Changes in Equity (deficit) for the twelve months ended
September 30, 2008 (unaudited)	8 of 25
Notes to Consolidated Financial Statements	9-25

Yatinoo International SA

Un-audited Financial Statements

30th of September 2008

Compiled according to IFRS regulations and converted to US-GAAP.

1 GENERAL INFORMATION 4
2 CONSOLIDATED INCOME STATEMENT 5
2.1 Consolidated Income statement (by nature) 5
2.2 Consolidated Income statement (by function) 6
3 CONSOLIDATED BALANCE SHEET 7
4 CONSOLIDATED STATEMENT OF CHANGES IN EQUITY 8
4.1 Corporate information 9
4.1.1 Activity 9
4.1.2 The Company 9
4.1.3 The Group 9
4.1.4 Corporate information 10
4.1.5 Statement of compliance 10
4.1.6 Basis of consolidation 10
4.2 Changes in the accounting policies 11
4.2.1 Significant accounting judgements, estimates and assumptions 11
4.3 Summary of significant accounting policies 11
4.3.1 Foreign currency translation 11
4.3.2 Property, plant and equipment 12
4.3.3 Borrowing costs 13
4.3.4 Intangible assets 13
4.3.5 Investment in an associate 14
4.3.6 Cash and cash equivalents 14
4.3.7 Interest bearing loans and borrowings 15
4.3.8 Provisions 15
4.3.9 Pensions and other post employment benefits 15
4.3.10 Revenue recognition 16
5 NOTES & FURTHER ANALYSIS TO THE FINANCIAL STATEMENTS 17
5.1 Other expenses 17
5.2 Administration Expenses 17
5.3 Fixed Assets 18

5.4 Cash and short-term deposits 19
5.5 Trade & other payables 20
5.6 Trade & Other receivables 20
6 Methodology used for US-GAAP conversion and standards used. 21
6.1 Introduction 21
6.2 Presentation 21
6.3 Consolidation, joint venture accounting and equity method 21
6.4 Business combinations 22
6.5 Intangible Assets 22
6.6 Inventory 22
6.7 Long-lived assets 22
6.8 Impairment of assets 23
6.9 Leases & Financial Instruments 23
6.10 Foreign currency matters 23
6.11 Revenue recognition 23
6.12 Other accounting areas 24
7 Discontinued Operations 25

1 GENERAL INFORMATION

Directors

Youness Douiri

Registered Office

Avda. Condes de San Isidro, 12
Fuengirola
Málaga (Spain)

Solicitors

Q U E I P O - A B O G A D O S
CL Alamos, num. 11, 1o
MALAGA - (29012)

Bankers

UNICAJA
Avda. Andalucia, 10 y 12
Málaga (Spain)

CAJAMAR
CL Marie Curie, 1
Malaga (Spain)

Auditors

CARLOS LOPEZ SERRANO
Avda. Mijas, 2
Fuengirola
Málaga (Spain)

2 CONSOLIDATED INCOME STATEMENT

For the mid year advance ended 30th of September 2008

2.1 *Consolidated Income statement (by nature)*

YATINOO INTERNATIONAL, S.A.
Income Statement (by nature)

		USD			
		30th September 2008	30th September 2007	30th of June 2008	3Q 2008
	Notes	$000	$000	$000	$000
Continuing operations					
Sale of Goods		-	-	-	-
Rendering of services		1.408	-	1.408	(0)
Rental income		-	-	-	-
Revenue		1.408	-	1.408	(0)
Cost of Sales		-	-	-	-
Gross Profit/Loss		1.408	-	1.408	(0)
Other income		194	-	187	6
Selling and distribution costs		(111)	-	(156)	46
Administrative expenses	8,2	(115)	(0)	(68)	(47)
Other Expenses	8,1	(2.007)	-	(1.663)	(344)
Operating Profit/Loss		**(631)**	**(0)**	**(291)**	**(339)**
Finance revenue		0	-	-	0
Finance costs		(3)	-	(4)	1
Share of Profit/Loss of an associate		-	-	-	-
Rounding diff.		-	-	-	-
Profit/Loss before tax		**(634)**	**(0)**	**(296)**	**(338)**
Income tax expense		-	-	-	-
Profit/Loss for the year from continuing operations		**(634)**	**(0)**	**(296)**	**(338)**
Discontinued operation		-	-	-	-
Loss after tax for the year from discontinued operation		-	-	-	-
Profit/Loss FOR THE YEAR		(634)	(0)	(296)	(338)
Attributable to:					
Equity holders of the parent		(634)	(0)	(293)	(341)
Minority interests		(0)	0	(1)	1
Rounding diff.		-	-	(1)	1
		(634)	(0)	(296)	(338)

Earnings per share

- Basic, for Profit/Loss for the year attributable to ordinary equity holders of the parent
- Diluted, for Profit/Loss for the year attributable to ordinary equity holders of the parent

Earnings per share for continuing operations

- Basic, for Profit/Loss from continuing operations attributable to ordinary equity holders of the parent
- Diluted, for Profit/Loss from continuing operations attributable to ordinary equity holders of the parent

Exchange rate EUR-USD 1,4081

2.2 *Consolidated Income statement (by function)*

YATINOO INTERNATIONAL, S.A.
Income Statement (by function)

	Notes	30th September 2008 $000	30th September 2007 $000	30th June 2008	3Q 2008 $000
		USD			
Continuing operations					
Sale of Goods		-	-	-	-
Rendering of services		1.408	-	1.408	(0)
Rental income		-	-	-	-
Revenue		1.408	-	1.408	(0)
Cost of Sales		-	-	-	-
Gross Profit/Loss		1.408	-	1.408	(0)
Other income		194	-	187	6
Selling and distribution costs		(111)	-	(156)	46
Marketing & Advertising		(1.411)	-	(1.197)	(214)
Administration Expenses		(711)	(1)	(534)	(177)
Operating Profit/Loss		(631)	(1)	(291)	(339)
Finance revenue		0	-	-	0
Finance costs		(3)	-	(4)	1
Share of Profit/Loss of an associate		-	-	-	-
Rounding diff.		-	-	-	-
Profit/Loss before tax		(634)	(1)	(296)	(338)
Income tax expense		-	-	-	-
Profit/Loss for the year from continuing operations		(634)	(1)	(296)	(338)
Discontinued operation		-	-	-	-
Loss after tax for the year from discontinued operation		-	-	-	-
Profit/Loss FOR THE YEAR		(634)	(1)	(296)	(338)
Attributable to:					
Equity holders of the parent		(634)	(0)	(293)	(341)
Minority interests		(0)	(0)	(1)	1
Rounding diff.		-	-	(1)	1
		(634)	(0)	(296)	(338)

Earnings per share
- Basic, for profit for the year attributable to ordinary equity holders of the parent
- Diluted, for profit for the year attributable to ordinary equity holders of the parent

Earnings per share for continuing operations
- Basic, for profit from continuing operations attributable to ordinary equity holders of the parent
- Diluted, for profit from continuing operations attributable to ordinary equity holders of the parent

Exchange rate EUR-USD 1,4081

3 CONSOLIDATED BALANCE SHEET

As at 30th of September 2008

YATINOO INTERNATIONAL, S.A.
Balance sheet

	Notes	30th September 2008	30th September 2007	30th June 2008	3Q 2008
		USD			
		$000	$000	$000	$000
ASSETS					
Non-current assets					
Property, plant and equipment	8,3	7	4	106	(99)
Investment properties		-	-	-	-
Intangible assets	8,3	23	-	34	(11)
Investment in an associate		-	-	-	-
Available-for-sale investments		-	-	-	-
Other financial assets		-	-	-	-
Deferred tax asset		-	-	-	-
		30	4	139	(110)
Current Assets					
Inventories		-	-	-	-
Trade and other receivables	8,6	459	128	220	239
Prepayments		3	-	7	(4)
Derivative financial instruments		-	-	-	-
Cash and short-term deposits	8,4	27	13	18	8
		489	140	245	244
Assets of disposal group classified as held for sale		-	-	-	-
		489	140	245	244
TOTAL ASSETS		518	144	384	134
EQUITY AND LIABILITIES					
Equity attributable to equity holders of the parent					
Issued capital		(141)	(4)	(141)	-
Share premium		-	-	-	-
Treasury shares		-	-	-	-
Other capital reserves		-	-	-	-
Retained earnings	8,7	804	1	663	141
Other reserves		-	-	(3)	3
Roundings		-	-	(1)	1
		663	(4)	518	145
Minority interests		-	-	-	-
Total equity		663	(4)	518	145
Non-current liabilities					
Interest-bearing loans and borrowings		-	-	-	-
Convertible preference shares		-	-	-	-
Provisions		(38)	-	-	(38)
Government grants		-	-	-	-
Employee benefit liability		-	-	-	-
Other liabilities		-	-	-	-
Deferred tax liability		-	-	-	-
		(38)	-	-	(38)
Current liabilities					
Trade and other payables	8,5	(1.003)	(141)	(751)	(252)
Interest-bearing loans and borrowings	8,4	(141)	-	(152)	11
Derivative financial instruments		-	-	-	-
Government grants		-	-	-	-
Income tax payable		-	-	-	-
Provisions		-	-	-	-
Roundings		-	-	-	-
		(1.143)	(141)	(903)	(241)
Liabilities directly associated with the assets classified as held for sale		-	-	-	-
		(1.143)	(141)	(903)	(241)
TOTAL EQUITY AND LIABILITIES		(518)	(144)	(384)	(134)

Exchange rate EUR-USD 1,4081

4 CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the mid year advance ended 30th of September 2008

	Attributable to equity holders of the parent								
	Issued capital	Share premium	Treasury shares	Other capital reserves	Retained earnings (Note 8.7)	Other reserves	Total	Minority interests	Total equity
	$000	$000	$000	$000	$000	$000	$000	$000	$000
At 30th September 2007	4	-	-	-	1	-	5	-	5
Revaluation of land and buildings							-		-
Depreciation transfer for land and buildings							-		-
Net gains on available-for-sale financial investments							-		-
Net gains on cash flow hedges							-		-
Foreign currency translation	-	-	-	-	-	-	-		-
Net gain on hedge of net investment	-	-	-	-	-	-	-	-	-
Total income and expense for the year recognised directly in equity	-	-	-	-	-	4	- -	-	-
Profit/Loss for the period	-	-	-	-	(803)	-	(803)	-	(803)
Total income and expense for the year	-	-	-	-	(803)	-	-	-	-
Issue of share capital	137		-				137		137
Exercise of options							-		-
Share-based payment							-		-
Transaction costs							-		-
Equity dividends							- -		-
Acquisition of minority interests							-		-
Dividends of subsidiaries	-	-	-	-	-	-	-	-	-
At 30th of September 2008	141	-	-	-	(803)	-	(662)	-	(662)

Exchange rate EUR-USD 1,4081

4.1 Corporate information

The consolidated financial statements of Yatinoo International, S.A. ("the Company") for the period ended 30th of September 2008 were authorised for issue in accordance with a resolution of the directors. Yatinoo International S.A. is a public limited liability company incorporated and domiciled in Spain.

4.1.1 Activity

Yatinoo International group performs any activity related to the internet in particular the development and the communication of gates and web sites.

Indeed, Yatinoo International is a Public Liability company of Spanish right.

Besides, the major objective of the group is to become the first gate of web development in the Arabic and African countries regions. The high technology product service is intended mainly for these areas. It should be noted that this trilingual web gate aims at meeting the needs of any type of users.

Moreover, the strategic sphere of activity of the group is diversified. The Yatinoo International group is particularly interested in the Media Company specialised for the Arabic and African markets (gates, radios and TV stations, music and videos, magazines, books, etc..).

4.1.2 The Company

Yatinoo International S.A. was converted in May 2008 to Public Limited Company from its previous form of Limited Liability Company. As part of the conversion process, Yatinoo International S.A. increased its share capital from 3,010 shares at the face value of 1 Euro to 10,000.000 shares at a face value of 0,01 Euros. Such conversion and increase of share capital has been notarised and registered at the Mercantile Register of Malaga (Spain).

4.1.3 The Group

For the needs of its activity, Yatinoo International has created subsidiaries in Senegal and Morocco. Let us outline that the Yatinoo International Company has also set up subsidiaries Yatinoo Senegal in Dakar in June 2007 not yet operational (creation of the legal structure at the moment) and Yatinoo Maroc in May 2008 which houses the development tem of Yatinoo's product.

Yatinoo International is the parent company holder of 99% of Senegal and holder of 100% of Maroc subsidiaries.

According to the organization chart below, it shows that Yatinoo International group holds exclusive control over his two subsidiaries: Yatinoo Senegal and Yatinoo Maroc. Consequently, the selected consolidation method to elaborate these consolidated accounts is the Global Integration method.


Yatinoo International - SA
99%
100%
Yatinoo Senegal, SARL
Yatinoo Maroc, SARL

	% of control	% of interest	Method of consolidation used	Type of control
Yatinoo Senegal, SARL	99%	99%	Global integration	Exclusive control
Yatinoo Maroc, SARL	100%	100%	Global Integration	Exclusive Control

4.1.4 Corporate information

The consolidated financial statements have been prepared on a historical costs basis, except for the investment properties, land and buildings, derivative financial instruments and available-for-sale investments that have been measured at a fair value. The carrying values of the recognised assets and liabilities that are hedged items in fair value hedges, and are otherwise carried at cost, are adjusted to record changes in the fair values attributable to the risks that are being hedged. The consolidated financial statements are presented in USD and all values are rounded to the nearest thousand ($000) except when otherwise indicated.

4.1.5 Statement of compliance

The consolidated financial statements of Yatinoo International, S.A. and all its subsidiaries ('the Group') have been prepared in accordance with International Financial Reporting Standards (IFRS) although converted back to US-GAAP standards.

4.1.6 Basis of consolidation

The consolidated financial statements comprise the financial statements of Yatinoo International, S.A. and its subsidiaries as at 31st of December each year. The financial statements of the subsidiaries are prepared for the same reporting year as the parent company, using consistent accounting policies. For the purpose of this report, the financial statements of Yatinoo International, S.A. and all its subsidiaries were prepared as at 30th of September 2008.

All intra-group balances, transactions, income and expenses and profits and losses resulting from intra-group transactions that are recognised in assets, are eliminated in full.

Subsidiaries are fully consolidated from the date of acquisition, being the date on which the Group obtains control, and continue to be consolidated until the date that such control ceases.

Minority interests represent the portion of profit or loss and net assets not held by the Group and are presented separately in the income statement and within equity in the consolidated balance sheet, separately from parent shareholders' equity. Acquisitions of minority interest are accounted for using the parent entity extension method, whereby, the difference between the consideration and the book value of the share of the net assets acquired is recognised as goodwill.

4.2 Changes in the accounting policies

The accounting policies adopted are consistent within the Group.

4.2.1 Significant accounting judgements, estimates and assumptions

4.2.1.1 Judgements

In the process of applying the Group's accounting policies, management has not made any substantial judgments, apart from those involving estimations, which does not have significant effect on the amounts recognised in the financial statements.

4.2.1.2 Estimates and assumptions

There were no assumptions made concerning the future and other key sources of estimation uncertainty at the balance sheet date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

4.3 Summary of significant accounting policies

4.3.1 Foreign currency translation

The consolidated financial statements are presented in USD, which is the Company's functional and presentation currency. Each entity in the group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency. Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency rate of exchange ruling at the balance sheet date. All differences are taken to profit or loss with the exception of differences of foreign currency borrowings that provide a hedge against a net investment in a foreign entity. There are taken directly to equity until the disposal of the net investment, at which time they are recognised in profit or loss. Tax charges and credits attributable to exchange differences on those borrowings are also dealt with in equity. Non monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non monetary items measured at fair value in foreign currency are translated using the exchange rates as at the dates of the initial transactions. Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets & liabilities of the foreign operation and translated at the closing rate.

The functional currency of the foreign operations is shown in the table below. As at the reporting date, the assets and liabilities and income statements of these subsidiaries are translated into the

presentation currency of Yatinoo International, S.A. (the Euro) at the rate of exchange ruling at the balance sheet date.

Company	Functional currency
YATINOO INTERNATIONAL, S.A.	Euros (EUR)
YATINOO SENEGAL, SARL	African Franc (XAF)
YATINOO MAROC, SARL	Moroccan Dirham (MAD)

The exchange differences arising on the translation are taken directly to a separate component of equity. On disposal of a foreign entity, the deferred cumulative amount recognised in equity relating to that particular foreign operation is recognised in the income statement.

At the date of preparation of this Mid-Year report the exchange rates used for the consolidated statements shown here were the following:

Company	Exchange rate to USD
YATINOO INTERNATIONAL, S.A.	1.4081
YATINOO SENEGAL, SARL	465.84
YATINOO MAROC, SARL	8.15

4.3.2 Property, plant and equipment

Plant and equipment is stated at cost, excluding the costs of day to day servicing, less accumulated depreciation and accumulated impairment in value. Such cost includes the cost of replacing part of the plant and equipment when that cost is incurred, if the recognition criteria are met.

Land and buildings are measured at fair value less depreciation on buildings and impairment charged subsequent to the date of the revaluation.

Depreciation is calculated on a straight line basis over the useful life of the assets.

Valuations are performed frequently enough to ensure that the fair value of the re-valued asset does not differ materially from its carrying amount.

Any revaluation surplus is credited to the asset revaluation reserve included in the equity section of the balance sheet, except to the extent that it reserves a revaluation decrease of the same asset previously recognised in profit or loss, in which case the increase is recognised in profit or loss. A revaluation deficit is recognised in profit or loss, except that a deficit directly offsetting a previous surplus on the same asset is directly offset against the surplus in the asset revaluation reserve.

An annual transfer from the asset revaluation reserve to retained earnings is made for the difference between depreciation based on the re-valued carrying amount of the assets and depreciation based on the assets original cost. Additionally, accumulated depreciation as at the revaluation date is eliminated against the gross carrying amount of the asset and the net amount is restated to the re-valued amount of the asset. Upon disposal, any revaluation reserve relating to the particular asset being sold is transferred to retained earnings.

When each major inspection is performed, its cost is recognised in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset

(calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the income statement in the year the asset is derecognised.

The asset's residual values, useful lives and methods of depreciation are reviewed, and adjusted if appropriate, at each financial year

4.3.3 Borrowing costs

Borrowing costs are recognised as an expense when incurred.

4.3.4 Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and any accumulated impairment losses. Internally generated intangible assets, excluding capitalised development costs, are not capitalised and expenditure is reflected in the income statement in the year in which the expenditure is incurred.

The useful lives of intangible assets are assessed to be either finite or indefinite.

Intangible assets with finite lives are amortised over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life is reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset is accounted for by changing the amortisation period or method, as appropriate, and treated as changes in accounting estimates. The amortisation expense on intangible assets with finite lives is recognised in the income statement in the expense category consistent with the function of the intangible asset.

Intangible assets with indefinite useful lives are tested for impairment annually either individually or at the cash generating unit level. Such intangibles are not amortised. The useful life of an intangible asset with an indefinite life is reviewed annually to determine whether indefinite life assessment continues to be supportable. If not, the change in the useful life assessment from indefinite to finite is made on a prospective basis.

Research and development costs

Research costs are expensed as incurred. An intangible asset arising from development expenditure on an individual project is recognised only when the Group can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the asset and the ability to measure reliably the expenditure during the development.

During the period of development, the asset is tested for impairment annually. Following the initial recognition of the development expenditure, the cost model is applied requiring the asset to be carried at cost less any accumulated amortisation and accumulated impairment losses. Amortisation of the asset begins when development is complete and the asset is available for use. It is amortised over the period of expected future sales. During the period of which the assets are not yet in use it is tested for impairment annually.

Patents and licences

The patents have been granted for a period of 10 years by the relevant government agency with the option of renewal at the end of this period. Licences for the use of intellectual property are granted for periods ranging between 5 and 10 years depending on the specific licence. The licences provide the option for renewal based on whether the Group meets the conditions of the licence and may be renewed at little or no cost to the Group (further details are given in Note 13). As a result those licences are assessed as having an indefinite useful life.

Gains or losses arising from de-recognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in the income statement when the asset is derecognised.

A summary of the policies applied to the Group's intangible assets is as follows:

	Licenses	*Patents*	*Development Costs*
Useful lives	Indefinite	Finite	Finite
Amortisation method used	No Amortisation	Amortised on a straight line basis over the period of the patent	Amortised over the period of expected future sales from the related project on a straight line basis
Internally generated or acquired	Acquired	Acquired	Internally Generated

4.3.5 Investment in an associate

The Group's investment in its associate is accounted for using the equity method of accounting. An associate is an entity in which the Group has significant influence and which is neither a subsidiary nor a joint venture.

Under the equity method, the investment in the associate is carried in the balance sheet at cost plus post acquisition changes in the Group's share of net assets of the associate. Goodwill relating to an associate is included in the carrying amount of the investment and is not amortised. The income statement reflects the share of the results of operations of the associate. Where there has been a change recognised directly in the equity of the associate, the Group recognises its share of any changes and discloses this, when applicable, in the statement of changes in equity. Profits and losses resulting from transactions between the Group and the associate are eliminated to the extent of the interest in the associate.

The reporting dates of the associate and the Group are identical and the associate's accounting policies conform to those used by the Group for like transactions and events in similar circumstances.

4.3.6 Cash and cash equivalents

Cash and short term deposits in the balance sheet comprise cash at banks and at hand and short term deposits with an original maturity of three months or less.

For the purpose of the consolidated cash flow statement, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts unless these bank overdrafts are authorised and secured, in which case they will be disclosed as borrowings.

4.3.7 Interest bearing loans and borrowings

All loans and borrowings are initially recognised at the fair value of the consideration received less directly attributable transaction costs.

After initial recognition, interest bearing loans and borrowings are subsequently measured at amortised cost using the effective interest method.

Gains and losses are recognised in the income statement when the liabilities are derecognised as well as through the amortisation process.

Financial liabilities at fair value through profit or loss
Financial liabilities at fair value through profit or loss includes financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit and loss.

Financial liabilities are classified as held for trading if they are acquired for the purpose of selling in the near term. Derivatives, including separated embedded derivatives are also classified as held for trading unless they are designated as effective hedging instruments. Gains or losses on liabilities held for trading are recognised in profit and loss

Where a contract contains one or more embedded derivatives, the entire hybrid contract may be designated as a financial liability at fair value through profit or loss, except where the embedded derivative does not significantly modify the cash flows or it is clear that separation of the embedded derivative is prohibited.

Financial liabilities may be designated at initial recognition as at fair value through profit or loss if the following criteria are met: (i) the designation eliminates or significantly reduces the inconsistent treatment that would otherwise arise from measuring the liabilities or recognising gains or losses on them on a different basis; (ii) or the liabilities are part of a group of financial liabilities which are managed and their performance evaluated on a fair value basis, in accordance with a documented risk management strategy; (iii) or the financial liability contains an embedded derivative that would need to be separately recorded. As at 31 December 2007, no financial liabilities have been designated as at fair value through profit and loss.

4.3.8 Provisions

General
Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where the Group expects some or all of a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain. The expense relating to any provision is presented in the income statement net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost.

4.3.9 Pensions and other post employment benefits

The Group does not operate any defined benefit pension plans.

4.3.10 Revenue recognition

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received, excluding discounts, rebates, and other sales taxes or duty. The following specific recognition criteria must also be met before revenue is recognised:

4.3.10.1 Sale of goods

Revenue from the sale of goods is recognised when the significant risks and rewards of ownership of the goods have passed to the buyer, usually on dispatch of the goods.

4.3.10.2 Rendering of services

Revenue from the rendering of services is in direct relation to advertising and marketing services provided to third parties. Revenue is recognised in line with the different agreements signed with clients, which depend up on measurements of the designs as well as other factors.

4.3.10.3 Interest income

Revenue is recognised as interest accrues (using the effective interest method that is the rate that exactly discounts estimated future cash receipts through the expected life of the financial instrument to the net carrying amount of the financial asset).

4.3.10.4 Dividends

Revenue is recognised when the Group's right to receive the payment is established.

4.3.10.5 Rental income

Rental income arising from operating leases on investment properties is accounted for on a straight line basis over the lease terms.

5 NOTES & FURTHER ANALYSIS TO THE FINANCIAL STATEMENTS

5.1 Other expenses

YATINOO INTERNATIONAL, S.A.
Note 8.1

	USD			
	30th September 2008	30th September 2007	30th June 2008	3Q 2008
Other Expenses	$000	$000		$000
Marketing & Public Relations	1.411	-	1.238	173
Legal & Profesional	389	-	321	68
Travel & subsistence	172	0	45	127
Postal & Courier charges	-	-	6	(6)
Comsumables	3	-	6	(3)
Exchange Differences	15	-	17	(1)
Other Expenses	17	-	31	(14)
Other Expenses	2.007	0	1.663	344

Exchange rate EUR-USD 1,4081

A large portion of the expenses incurred during the financial year are to do with the advice taken in order to have a good knowledge of the potentials for future years and also the research made into the different technologies that could be applied to the business.

The Group has entered a marketing campaign in order to publicise the web portal in the area. For this campaign The Group elected an energy drink to stamp our marketing designs in their cans and bottles. The Group considers this campaign a vital point of contact for potential customers although it is envisaged to be the first of more campaigns.

5.2 Administration Expenses

YATINOO INTERNATIONAL, S.A.
Note 8.2

	USD			
	30th September 2008	30th September 2007	30th June 2008	3Q 2008
Administration Expenses	$000	$000	$000	$000
Directors Remuneration	76	-	51	25
Staff Remuneration	37	-	14	23
Recruitment	1	-	1	-
Tangible Assets Depreciation	-	-	-	-
Intangible Assets Depreciation	-	-	-	-
Incorporation Expenses	1	0	1	-
Administration Expenses	115	0	68	48

Exchange rate EUR-USD 1,4081

5.3 Fixed Assets

YATINOO INTERNATIONAL, S.A.
Note 8.3 (IFRS)

	USD			
	TANGIBLE ASSETS			
	Computer Equipment	Furniture	Installations	TOTAL
	$000	$000	$000	$000
Cost or Valuation:				
As at 30th of September 2007	4	-	-	4
Additions	0	7	-	7
Disposals	(4)	-	-	(4)
Roundings				-
Exchange adj.	-	-	-	-
At 30th of September 2008	0	7	-	7
Depreciation:				
As at 30th of September 2007	-	-	-	-
Additions	-	-	-	-
Disposals				-
Roundings				-
Exchange adj.	-	-	-	-
At 30th of September 2008	-	-	-	-
Net book value				
As at 30th of September 2007	4	-	-	4
At 30th of September 2008	-	7	-	7

	INTANGIBLE ASSETS			
	Research & Development	Software applications	Other Intangible Assets	TOTAL
	$000	$000		$000
Cost or Valuation:				
As at 30th of September 2007	-	-	-	-
Additions	-	21	-	21
Disposals				-
Roundings		2		2
Exchange adj.	-	-	-	-
At 30th of September 2008	-	23	-	23
Depreciation:				
As at 30th of September 2007	-	-	-	-
Additions	-	-	-	-
Disposals				-
Roundings				-
Exchange adj.	-	-	-	-
At 30th of September 2008	-	-	-	-
Net book value				
As at 30th of September 2007	-	-	-	-
At 30th of September 2008	-	23	-	23
Exchange rate EUR-USD				1,4081

5.4 Cash and short-term deposits

YATINOO INTERNATIONAL, S.A.
Note 8.4

	USD			
	30th September 2008	30th September 2007	30th June 2008	3Q 2008
Cash at banks and in hand	$000	$000		$000
Banks denominated in Euros	15	13	7	8
Banks denominated in local currency	11	-	8	3
Cash in hand	-	-	3	(3)
Cash at bank and in hand	27	13	18	8
Bank overdrafts (Un-authorised)	-	-	(11)	11
Bank overdrafts (authorised & secured)	(141)	-	(141)	-
	(114)	13	(134)	20

Bank loans	Authorised & Secured	Unauthorised	Total
Unicaja bank overdraft	(141)		(141)
Tunisia bank overdraft		-	-
	(141)	-	(141)

Maturity Analisys	1 year	On Demand	Total
Unicaja bank overdraft	(141)		(141)
Tunisia bank overdraft		-	-
	(141)	-	(141)

Exchange rate EUR-USD 1,4081

5.5 Trade & other payables

YATINOO INTERNATIONAL, S.A.
Note 8.5

Trade & Other Payables	30th September 2008 (USD)	30th September 2007 (USD)	30th June 2008 (USD)	3Q 2008 (USD)
	$000	$000		$000
Trade Creditors	(110)	-	(284)	175
Other Creditors	(159)	-	(142)	(17)
Staff wages payable	-	-	(24)	24
Tax retentions made	-	-	-	-
Social Security payable	-	-	(14)	14
Shareholders loans	(734)	(141)	(286)	(448)
Trade & Other Payables	**(1.003)**	**(141)**	**(751)**	**(252)**

Exchange rate EUR-USD 1,4081

5.6 Trade & Other receivables

YATINOO INTERNATIONAL, S.A.
Note 8.6

Trade & Other Receivables	30th September 2008 (USD)	30th September 2007 (USD)	30th June 2008 (USD)	3Q 2008 (USD)
	$000	$000		$000
Trade Debtors	-	-	211	(211)
Sundry Debtors	453	127	-	453
Guarantee Deposits	-	-	6	(6)
Tax Authorities VAT Debtors	6	-	3	3
Inter-Group debtors	-	-	-	-
Trade & Other Receivables	**459**	**127**	**220**	**239**

Exchange rate EUR-USD 1,4081

6 Methodology used for US-GAAP conversion and standards used.

6.1 Introduction

While the US and international standards do contain differences, the general principles, conceptual framework and accounting results between them are often the same or similar, even though the areas of divergence seem to have disproportionately overshadowed these similarities. We believe that any discussion of this topic should not lose sight of the fact that the two sets of standards are generally more alike than different for most commonly encountered transactions, with IFRS being largely, but not entirely, grounded in the same basic principles as US-GAAP.

It is because of the above that convergence is a high priority on the agendas of both the US Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) – and "convergence" is a term that suggests elimination or coming together of differences.

With these main principles in mind, we must assert that no publication that compares two broad sets of accounting standards can include all differences that could arise in accounting for the myriad of business transactions that could possibly occur.

For the purpose of this mid-year report of consolidated accounts of Yatinoo International, S.L. we have only considered those differences that have material effect to the entity's financial statements ignoring those others that have no significant effect or its effect is negligible.

6.2 Presentation

Under both frameworks, US-GAAP and IFRS, relating to financial statements presentation, there are many similarities and both require a balance sheet, income statement, statement of cash flow and accompanying notes to the financial statements. Also, both require disclosing information in respect of the previous periods for all amounts reported in the financial statements.

Yatinoo International, S.L. and its subsidiaries have elected to present their expenses based on the principle of nature of the same, according to IFRS regulations, but considering that the entity has not yet started its normal trading activity and in order to satisfy the criteria of US-GAAP has also included a profit and loss account based on the principle of function.

6.3 Consolidation, joint venture accounting and equity method

Under both US-GAAP and IFRS, the determination of whether or not subsidiaries are consolidated by the parent company is based on control, although differences exist in the consideration/definition of control none of which are applicable to Yatinoo International, S.A. and its subsidiaries according to note 4.1.3

There were no associated/related companies considered "minority" interest or "non-controlling" at the time of presentation of this mid-year report.

6.4 Business combinations

Pursuant to FAS 141 and IFRS 3 (both entitled Business Combinations), all business combinations are accounted for using the purchase method. Under both GAAPs, the acquiring entity is the entity that obtains control, and the cost of the business combination is the fair value of the consideration transferred plus any acquisition-related transaction cost. For a 100% acquisition, the acquirer recognises the acquiree's net identifiable assets (including any intangible assets) at fair value at the acquisition date and also recognises goodwill, which represents the excess of the purchase price over the acquirer's interest in the fair value of the identifiable net assets of the acquiree.

There were no acquisitions made during the course of the financial period reported here.

6.5 Intangible Assets

The recognition criteria for both accounting models require that there be probable future economic benefits and costs that can be reliably measured. However, some costs are never capitalised as intangible assets under both models, such as start-up costs. Goodwill is recognised only in a business combination in accordance with FAS 141 and IFRS 3. In general, intangible assets that are acquired outside of a business combination are recognised at fair value. With the exception of development costs and research which is expensed as incurred according to US-GAAP.

During the course of the current financial period, Yatinoo International, S.A. and its subsidiaries have incurred a substantial investment in Research and Development of its newly design software tools for its main activity which has been capitalised under IFRS regulations but expensed under US-GAAP standards being a major part of the discrepancy between the two GAAPs.

6.6 Inventory

ARB 43 and IAS 2 (both entitled Inventories) are both based on the principle that the primary basis of accounting for inventory is cost. Both define inventory as assets held for sale in the ordinary course of business, in the process of production for such sale, or to be consumed in the production of goods or services. Further, under both GAAPs the costs of inventory includes all direct expenditures to ready inventory for sale, including allocable overhead, while selling costs are excluded from the cost of inventories, as are most storage costs and general administrative costs.

No Inventory was held at the time of preparation of this report.

6.7 Long-lived assets

Both accounting models have similar recognition criteria, requiring that costs be included in the cost of the asset if future economic benefits are probable and can be reliably measured. The costs to be capitalised under both models are similar. Both models require a provision for asset retirement costs to be recorded when there is a legal obligation. Depreciation of long-lived assets is required on a systematic basis under both accounting models depending on the nature of the asset.

No revaluation of assets was applied to these financial statements.

6.8 Impairment of assets

Both US-GAAP and IFRS contain similarly defined impairment indicators for assessing the impairment of long-lived assets. Both standards require goodwill and intangible assets with indefinite lives to be reviewed at least annually for impairment regardless of the existence of impairment indicators. Additionally, both GAAPs require and asset found to be impaired to be written down and an impairment loss recognised when applicable.

No impairment method was applicable at the time of preparation of these financial statements as there were no assets subject to such policy.

6.9 Leases & Financial Instruments

The overall accounting for Leases and Financial Instruments under US-GAAP and IRFS is similar, although US-GAAP has more specific rules than IFRS. Both focus on classifying leases as either capital or operating, and both separately discuss lessee and lessor accounting.

As there were no leases in effect at the end of the financial year, we will not extend ourselves further in this chapter.

6.10 Foreign currency matters

FAS 52 Foreign Currency Translation and IAS 21 The Effects of Changes in Foreign Exchange Rates are quite similar in their approach to foreign currency translation. While the guidance provided by each for evaluating the functional currency of an entity is different it generally results in the same determination (that is, the currency of the entity's primary economic environment). Both GAAPs generally consider the same economies to be hyperinflationary, although the accounting for an entity operating in such environment can be very different requiring re-measurement in case of hyperinflationary environments for US-GAAP.

For the purpose of this report, and considering that the effect of foreign currency translation is negligible, the consolidation of subsidiaries, where operating currency differs from Euro, were recognised as at the exchange rate as at the closing date, see 4.3.1.

6.11 Revenue recognition

Revenue recognition under both US-GAAP and IFRS is tied to the completion of the arnings process and the realisation of assets from such completion. Under IAS 18 Revenue, revenue is defined as "the gross inflow of economic benefits during the period arising in the course of the ordinary activities of an entity when those inflows result in increase in equity". Under US-GAAP, revenues represent actual or expected cash inflows that have occurred or will result from the entity's ongoing major operations. Under both GAAPs, revenue is not recognised until it is both realised (or realisable) and earned.

6.12 Other accounting areas

There are several IAS and FAS regulation which were not included in this commentary section to the notes to the consolidated financial statements of Yatinoo International, S.A. as they are not applicable to the transactions incurred during the financial period.

7 Discontinued Operations

During the course of this Quarter, Yatinoo International SA has sold its full interest in one of its subsidiaries Yatinoo Tunisia, SARL. The figures displayed in these financial statements have been adjusted to this extent.